Exhibit 1.1

15,000,000 Shares

Healthpeak Properties, Inc.

(a Maryland corporation)

Common Stock

(Par Value $1.00 Per Share)

UNDERWRITING
AGREEMENT

i

15,000,000 Shares

HEALTHPEAK PROPERTIES, INC.

(a Maryland corporation)

Common Stock

(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

November 4, 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the several Underwriters

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Forward Seller

Bank of America, N.A.

One Bryant Park

New York, New York 10036

As Forward Purchaser

Ladies and Gentlemen:

Healthpeak Properties, Inc., (formerly known as HCP, Inc.) a Maryland corporation (the “Company”), and BofA Securities, Inc. (“BofA Securities” and, in its capacity as seller of Underwritten Forward Shares (as defined below) hereunder, the “Forward Seller”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Bank of America, N.A. (such letter agreement, the “Forward Sale Agreement,” and Bank of America, N.A., in its capacity as counterparty under the Forward Sale Agreement, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) equal to the number of Underwritten Borrowed Shares (as defined below) sold by the Forward Seller pursuant to this Agreement, confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom BofA Securities and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), with respect to (i) the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 15,000,000 shares of Common Stock (the “Underwritten Borrowed Shares”) and (ii) the grant by the Forward Seller to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of 2,250,000 additional shares of Common Stock (the “Borrowed Option Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock.

The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 12(a) hereof) are herein referred to collectively as the “Underwritten Forward Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (as defined in Section 12(a) hereof) are herein referred to collectively as the “Top-Up Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Forward Option Shares.” The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Forward Shares and the Forward Option Shares are herein referred to collectively as the “Forward Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-225318), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Forward Shares (among other securities) under the 1933 Act. Such registration statement, in the form in which it became effective, as amended through the date hereof, including the information deemed pursuant to Rule 430B under the 1933 Act Regulations to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”) and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 4(k) hereof) relating to the Forward Shares and the prospectus dated May 31, 2018 (the “Base Prospectus”), and has previously advised the Underwriters, the Forward Purchaser and the Forward Seller of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters, the Forward Purchaser and the Forward Seller by the Company for use in connection with the offering and sale of the Forward Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters, the Forward Purchaser and the Forward Seller for such use. The term “Pre-Pricing Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated November 4, 2019 and filed with the Commission on November 4, 2019 pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Forward Shares, in each case as amended or supplemented by the Company. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Forward Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

At or prior to the time when sales of the Forward Shares were first made (such time, the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): the Pre-Pricing Prospectus, the information included in Exhibit B hereto and each “free-writing prospectus” (as defined pursuant to Rule 405 of the 1933 Act Regulations) listed on Exhibit C hereto.

Section 1. Representations and Warranties.

(a)       The Company represents and warrants to each Underwriter, the Forward Purchaser and the Forward Seller as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Time of Sale and as of Closing Time referred to in Section 3 as follows:

(i)            Pre-Pricing Prospectus. No order preventing or suspending the use of the Pre-Pricing Prospectus has been issued by the Commission, and each Pre-Pricing Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Pre-Pricing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use in any Pre-Pricing Prospectus.

(ii)             Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included (or to be included) in the Prospectus will be omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

(iii)            Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters, the Forward Purchaser or the Forward Seller in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Forward Shares (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (A), (B) and (C) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations, (B) the Pre-Pricing Prospectus, (C) the Prospectus and (D) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 of the 1933 Act Regulations) filed (to the extent required thereby) in accordance with the 1933 Act and when taken together with the Pre-Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Forward Shares or until any earlier date that the Company notified or notifies the Representatives, the Forward Purchaser and the Forward Seller as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any Pre-Pricing Prospectus that has not been superseded or modified.

(iv)            Compliance with Registration Requirements. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act Regulations that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company. Each of the Registration Statement and the Base Prospectus, at the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and as of the Representation Date and at Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Forward Shares have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters, the Forward Purchaser and the Forward Seller by the Company for use in connection with the offering of the Forward Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters, the Forward Purchaser and the Forward Seller for such use) and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iv) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or its Interactive Data Electronic Applications system (collectively, “EDGAR”).

(v)             Incorporated Documents. The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the Prospectus and the Time of Sale Information, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, the Time of Sale and at the Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)            Independent Accountants. The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are a registered public accounting firm independent of the Company, as required by the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(vii)             Financial Statements. (A) The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and, (B) except as otherwise stated in the Registration Statement, the Time of Sale Information and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and (C) the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (D) the selected financial data and the summary financial information of the Company, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and (E) any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)            Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(x)             Good Standing of Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer, equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Time of Sale Information and the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi)            REIT Status. Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(xii)             Capitalization. The shares of issued Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(xiii)            Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational documents, as the case may be, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Forward Sale Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xiv)            Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, or which might result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement and the Forward Sale Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xv)             Absence of Further Requirements. No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement and the Forward Sale Agreement or in connection with the offering, issuance or sale of the Forward Shares hereunder, except such as may be required under state securities laws and the approval for listing on the New York Stock Exchange of the Forward Shares.

(xvi)          Authorization of Underwriting Agreement and the Forward Sale Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Representatives and the Forward Purchaser and the Forward Seller, will be a valid and legally binding agreement of the Company. The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, upon authorization, execution and delivery of such agreement by the Forward Purchaser, will be a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xvii)        Authorization of Common Stock. The Common Stock conforms to all statements relating thereto contained in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. Any Top-Up Shares to be issued and sold by the Company hereunder have been duly and validly authorized, and, when issued and delivered to and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other similar rights. A number of shares of Common Stock equal to the aggregate of 1.5 times the Initial Base Amount (as such term is defined in the Forward Sale Agreement) under the Forward Sale Agreement has been duly authorized and reserved for issuance under the Forward Sale Agreement, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement, the shares of Common Stock issuable pursuant to the Forward Sale Agreement will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other similar rights.

(xviii)      Title to Property. The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Time of Sale Information or the Prospectus or such as would not have a Material Adverse Effect; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing. To the best knowledge of the Company, the instruments securing its real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(xix)      Investment Company Act. The Company is not required to be registered, and, after giving effect to (i) the offering contemplated hereby and the application of the proceeds thereof and (ii) the issuance, sale and delivery of shares of Common Stock pursuant to the Forward Sale Agreement and the application of the proceeds thereof as described in the Pre-Pricing Prospectus and the Prospectus, will not be required to be registered, under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx)       Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Forward Shares.

(xxi)       Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxii)             Internal Control. The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) that (i) are designed to provide reasonable assurance that (A) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer, in each case, serving as of the end of the Company’s most recent fiscal year) for effectiveness as of the end of the Company’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xxiii)            Status Under the 1933 Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering the Forward Shares.

(xxiv)             Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anti-corruption laws. The Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(xxv)               Money Laundering Laws. The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxvi)             OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Top-Up Shares or from the settlement of the Forward Sale Agreement, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(b)       Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter, the Forward Purchaser and the Forward Seller as to the matters covered thereby.

Section 2. Representations and Warranties by the Forward Seller. The Forward Seller represents and warrants to each Underwriter and the Company that:

(a)       This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at Closing Time the Forward Seller will have the full right, power and authority to sell, transfer and deliver the number of Borrowed Shares to the extent that it is required to sell, transfer and delivery such Borrowed Shares hereunder.

(b)       The Forward Sale Agreement between the Company and the Forward Purchaser has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(c)       The Forward Seller shall, at the Closing Time or Date of Delivery (as defined below), as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, restriction on voting or transfer, equity or encumbrance or any other claim of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, restriction on voting or transfer, equity, encumbrance or any other claim of any kind.

Section 3. Sale and Delivery to Underwriters.

(a)       On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Forward Shares set forth in Schedule A hereto opposite such Underwriter’s name at $34.46 per share (the “Forward Purchase Price”). With respect to the Underwritten Forward Shares, the Forward Seller’s obligations extend solely to the number of Underwritten Borrowed Shares specified opposite its name on Schedule A.

(b)       In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby grants an option to the several Underwriters, severally and not jointly, to purchase (i) up to the number of Borrowed Option Shares set forth in Schedule A (in the case of the Forward Seller) and (ii) up to the total number of Company Top-Up Option Shares (in the case of the Company), in each case at the Forward Purchase Price; provided that, with respect to such Forward Option Shares, the Forward Purchase Price shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Company Top-Up Underwritten Shares but not payable on such Forward Option Shares (the “Option Purchase Price”). The number of Forward Option Shares to be purchased by each Underwriter shall be the number of Forward Option Shares which bears the same ratio to the aggregate number of Forward Option Shares being purchased as the number of Forward Shares set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of the Forward Shares being purchased from the Forward Seller by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make. The option hereby granted may be exercised through and including the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Forward Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Forward Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time. The Forward Seller’s obligations pursuant to this Section 3(b) extend solely to the number of Borrowed Option Shares specified opposite its name in Schedule A.

(c)       If with respect to the Forward Shares, (i) any of the representations and warranties of the Company contained in Section 1(a) hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of Closing Time or such Date of Delivery, as the case may be, as if made as of Closing Time or such Date of Delivery, as the case may be; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to Closing Time or such Date of Delivery, as the case may be; (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to Closing Time or such Date of Delivery, as the case may be; (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to Closing Time or such Date of Delivery, as the case may be, or Closing Time or such Date of Delivery, as the case may be, shall not have occurred; (v) any of the conditions set forth in Section 3 of the Forward Sale Agreement shall not have been satisfied on or prior to Closing Time or such Date of Delivery, as the case may be; or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreement are not true and correct as of Closing Time or such Date of Delivery, as the case may be, as if made as of Closing Time or such Date of Delivery, as the case may be, (clauses (i) through (vi), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Seller determines that (A) in connection with establishing its hedge position the Forward Seller (or its affiliate) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, (B) it is impracticable to do so, or (C) it (or its affiliate) would incur a stock loan fee of more than 300 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on Closing Time or such Date of Delivery, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller (or its affiliate) is able to so borrow in connection with establishing its hedge position at or below such cost.

(d)       If the Forward Seller elects, pursuant to Section 3(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Time or such Date of Delivery, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Time or such Date of Delivery, as the case may be. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Top-Up Shares prior to the business day following notice to the Company of the relevant number of Forward Shares so deliverable in accordance with this Section 3(d).

(e)       Payment for the Underwritten Forward Shares shall be made by the Underwriters to the Forward Seller (with respect to the Underwritten Borrowed Shares) or to the Company (with respect to any Company Top-Up Underwritten Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Seller and the Company, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Underwritten Forward Shares to be purchased by them at 7:00 a.m., California time, on November 7, 2019, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Seller or the Company, as applicable, or as provided in Section 14 hereof (such date and time of delivery and payment for such Forward Shares being herein called the “Closing Time”). Delivery of the Forward Shares shall be made, and the Forward Shares shall be registered in, the name of Cede & Co. as nominee of The Depository Trust Company, and available for checking in New York, New York not later than 4:00 p.m., New York City time, on the business day prior to Closing Time, or as the relevant parties may otherwise agree. It is understood that each Underwriter has authorized BofA Securities, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Forward Shares which such Underwriter has agreed to purchase. BofA Securities, individually and not as the representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Forward Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not release such Underwriter from its obligations hereunder.

(f)       Notwithstanding the provisions set forth in Section 3(a) above, if the option provided for in Section 3(b) hereof is exercised after the second business day prior to Closing Time, delivery of the Forward Option Shares shall be made to the Underwriters on the date specified by the Representatives (which shall be at least one but within two business days after written notice of the exercise of such option is given) for the respective accounts of the several Underwriters. Payment for any Forward Option Shares shall be made by the Underwriters to the Forward Seller (with respect to any Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Seller and the Company, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Forward Shares to be purchased by them at 7:00 a.m., California time, on the Date of Delivery, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Seller or the Company, as applicable, or as provided in Section 14 hereof.

Section 4. Covenants of the Company. The Company covenants with each Underwriter, the Forward Purchaser and the Forward Seller as follows:

(a)       Compliance with Securities Regulations and Commission Requests. The Company will notify the Representatives, the Forward Purchaser and the Forward Seller immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Forward Shares (or required to be delivered but for Rule 172 of the 1933 Act Regulations) (the “Prospectus Delivery Period”), (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus, or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act, (vi) of the occurrence of any event at any time as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act and (viii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Forward Shares under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or suspending any such qualification or exemption of the Forward Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriters, the Forward Purchaser and the Forward Seller with copies of the form of Prospectus and each Issuer Free Writing Prospectus, in such numbers as the Underwriters, the Forward Purchaser and the Forward Seller may reasonably request, and file or transmit for filing with the Commission such Prospectus and each Issuer Free Writing Prospectus to the extent required by Rule 433 of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations (without giving effect to the proviso therein) and in any event prior to Closing Time.

(b)       Filing of Amendments. During the Prospectus Delivery Period, the Company will give the Representatives, the Forward Purchaser and the Forward Seller notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Forward Shares that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives, the Forward Purchaser and the Forward Seller with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives, the Forward Purchaser or the Forward Seller or counsel for the Underwriters, the Forward Purchaser and the Forward Seller shall reasonably object.

(c)       Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus related to the Forward Shares, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives, the Forward Purchaser or the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object.

(d)       Delivery of Registration Statements. The Company will deliver to the Representatives, the Forward Purchaser or the Forward Seller as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representatives, the Forward Purchaser or the Forward Seller may reasonably request and will also deliver to the Representatives, the Forward Purchaser and the Forward Seller as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representatives, the Forward Purchaser or the Forward Seller may reasonably request.

(e)       Delivery of Prospectuses. The Company will furnish to each Underwriter, the Forward Purchaser or the Forward Seller from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter, the Forward Purchaser or the Forward Seller may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(f)        Continued Compliance with Securities Laws. If, at any time during the Prospectus Delivery Period, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, the Forward Purchaser or the Forward Seller or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller a reasonable number of copies of such amendment or supplement. If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Prospectus at any time subsequent to the expiration of nine months after the first date of the public offering of the Forward Shares, the Underwriters shall bear the expense of preparing, filing and furnishing any such amendment or supplement. If at any time following issuance of an Issuer Free Writing Prospectus through Closing Time there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus, any Pre-Pricing Prospectus or the Time of Sale Information or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives, the Forward Purchaser and the Forward Seller and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)       Time of Sale Information. If at any time prior to Closing Time (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Representatives, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchaser and the Forward Seller and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(h)       Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Forward Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Forward Shares shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Forward Shares.

(i)         Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)         Use of Proceeds. The Company will use the net proceeds received by it from the sale of any Top-Up Shares and the net proceeds due upon settlement of the Forward Sale Agreement, in each case, in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(k)       Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Forward Shares, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives, the Forward Purchaser and the Forward Seller and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(l)         Reporting Requirements. The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)       Lock-up Period. During a period of 30 days from the date of this Agreement (the “Lock-Up Period”), the Company will not without the prior written consent of the Representatives, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to make any such offer, pledge, sale, contract to sell, purchase, grant, transfer, disposition or filing, or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, except for (A) Common Stock issued pursuant to this Agreement, (B) Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (C) Common Stock issued pursuant to the Company’s existing dividend reinvestment and stock purchase plan, (D) non-managing member units exchangeable for shares of Common Stock issued by subsidiaries of the Company in connection with the acquisition of properties or interests therein (provided that such units referred to in this clause (D) are not exchangeable for Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Common Stock during such one year period), (E) Common Stock issuable upon the exchange of non-managing member units of subsidiaries of the Company outstanding on the date of this Agreement, (F) Common Stock issued under a registration statement or pursuant to an exemption from registration in connection with future business combinations or acquisitions or registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company, (G) Common Stock issued pursuant to the Forward Sale Agreement or (H) Common Stock issued pursuant to (i) the Registered Forward Transaction, dated as of December 10, 2018, between the Company and Bank of America, N.A., or (ii) the forward confirmations entered into on May 17, 2019, May 24, 2019, June 3, 2019, June 10, 2019, June 25, 2019 and July 2, 2019 pursuant to the Company's existing at-the-market equity offering program.

(n)       Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

Section 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, and the Time of Sale Information, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto and any “Canadian” wrappers, (ii) the preparation, issuance and delivery of the certificates for the Forward Shares to the Representatives, the Forward Purchaser and the Forward Seller, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Forward Shares under securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller in connection therewith and in connection with the preparation of a Blue Sky Survey, (v) the printing and delivery to the Underwriters, the Forward Purchaser and the Forward Seller in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Representatives, the Forward Purchaser and the Forward Seller of copies of the Blue Sky Survey, (vii) the fees and expenses incurred in connection with the listing of the shares of Common Stock issuable pursuant to this Agreement and the Forward Sale Agreement on the New York Stock Exchange, (viii) the registration of the offer and sale of the shares of Common Stock issuable pursuant to the Forward Sale Agreement under the 1933 Act, and (ix) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

Section 6. Conditions of the Obligations of the Underwriters and the Forward Seller.

The obligations of the Underwriters and the Forward Seller hereunder, as applicable, are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)   Effectiveness of Registration Statement. At Closing Time (and, if any Forward Option Shares are purchased, at the relevant Date of Delivery) no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission pursuant to Rule 401(g)(2) of the 1933 Act Regulations or pursuant to Section 8A of the 1933 Act. The Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act Regulations) and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives, the Forward Purchaser and the Forward Seller of such timely filing or transmittal.

(b)   Opinions. At Closing Time the Representatives, the Forward Purchaser and the Forward Seller shall have received:

(1)   The favorable opinions and negative assurance letter, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, as set forth in Exhibit A hereto.

(2)   The favorable opinion, dated as of Closing Time, of Ballard Spahr LLP, Maryland corporate counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, to the effect that:

(i)                The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)              The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus.

(iii)            The authorized capital stock of the Company is as set forth in the Base Prospectus under the caption “Description of Capital Stock.”

(iv)             Any Top-Up Shares have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law (“MGCL”) for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The issuance of any Top-Up Shares is not subject to preemptive rights under the charter or bylaws of the Company or the MGCL.

(v)               25,875,000 shares of Common Stock (subject to reduction for any Top-Up Shares) have been duly authorized by all necessary corporate action on the part of the Company and reserved for issuance under the Forward Sale Agreement, and, when issued, sold and delivered by the Company to the Forward Purchaser in accordance with the terms of the Forward Sale Agreement and the resolutions of the Company’s Board of Directors or a duly authorized committee thereof authorizing such issuance and reservation against payment of the consideration required to be paid by the Forward Purchaser pursuant thereto, the shares of Common Stock issuable pursuant to the Forward Sale Agreement will be validly issued and fully paid and non-assessable. The issuance, sale and delivery of such shares of Common Stock is not, and will not be, subject to preemptive rights under the charter or bylaws of the Company or the MGCL.

(vi)             Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of Texas HCP, Inc. have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(vii)          The execution, delivery and performance of this Agreement and the Forward Sale Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL. This Agreement and the Forward Sale Agreement have been duly executed and delivered by the Company.

(viii)        The information in the Base Prospectus under the caption “Description of Capital Stock—Common Stock” (excluding the fifth sentence under “Common Stock”) and the information under the caption “Certain Provisions of Maryland Law and HCP’s Charter and Bylaws,” and the information in the Form 10-K for the year ended December 31, 2018 under the caption “Risk Factors—Risks Related to Other Events—We are subject to certain provisions of Maryland law and our charter relating to business combinations which may prevent a transaction that may otherwise be in the interest of our stockholders,” to the extent that it constitutes matters of Maryland corporate law, summaries of legal matters, documents or proceedings, or legal conclusions under Maryland corporate law, has been reviewed by us and is correct in all material respects, and the information under the caption “Description of Capital Stock—Transfer and Ownership Restrictions Relating to Our Common Stock,” to the extent that it constitutes a summary of the provisions of the Charter of the Company, has been reviewed by us and is correct in all material respects.

(ix)             The Specimen Stock Certificate used to evidence any Top-Up Shares and the shares of Common Stock to be issued pursuant to the Forward Sale Agreement is in due and proper form.

(x)               The issuance and sale of any Top-Up Shares and the shares of Common Stock to be issued pursuant to the Forward Sale Agreement by the Company and the compliance by the Company with the provisions of this Agreement and the Forward Sale Agreement and the consummation of the transactions contemplated thereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

(xi)             No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the MGCL for the consummation by the Company of the transactions contemplated by this Agreement and the Forward Sale Agreement or in connection with the sale of any Top-Up Shares hereunder, or the issuance of the shares of Common Stock to be issued pursuant to the Forward Sale Agreement, except such as may have been obtained or rendered, as the case may be.

In rendering its opinion, Ballard Spahr LLP shall state that each of Sidley Austin LLP, in rendering its opinion pursuant to Section 6(b)(4), and Skadden, Arps, Slate, Meagher & Flom LLP, in rendering its opinions pursuant to Section 6(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(3)   Opinion of Company Counsel. The favorable opinion, dated as of Closing Time, of Troy E. McHenry, Executive Vice President–General Counsel and Corporate Secretary of the Company, in form and scope satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, to the effect that:

(i)            To such counsel’s knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii)             To such counsel’s knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iii)             To such counsel’s knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iv)             To such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

(v)             The authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s Form 10-Q for the quarterly period ended September 30, 2019 on the Company’s unaudited consolidated balance sheet as of September 30, 2019 under the caption “Common Stock, $1.00 par value.” The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(vi)             The issue and sale of any Top-Up Shares and shares of Common Stock pursuant to the Forward Sale Agreement by the Company and the compliance by the Company with the provisions of this Agreement and the Forward Sale Agreement and the consummation of the transactions contemplated herein and therein will not, to the best of such counsel’s knowledge and information, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vii)             To the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Time of Sale Information or the Prospectus or otherwise incorporated by reference therein that are not so disclosed.

(4)   The favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel to the Underwriters, the Forward Purchaser and the Forward Seller, with respect to such matters as the Underwriters, the Forward Purchaser and the Forward Seller may reasonably request. In rendering such opinion, Sidley Austin LLP may rely upon the opinion of Ballard Spahr LLP, rendered pursuant to Section 6(b)(2), as to matters arising under the laws of the State of Maryland.

(5)   In giving its opinion required by subsection (b)(4) of this Section, Sidley Austin LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of its effective date and at the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to (i) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or (ii) any Form T-1.

In giving their opinions, Skadden, Arps, Slate, Meagher & Flom LLP, Troy E. McHenry, Ballard Spahr LLP and Sidley Austin LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c)   Officers’ Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission, (v) no examination pursuant to Section 8(c) of the 1933 Act concerning the Registration Statement has been initiated by the Commission, and (vi) the Company has not become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Forward Shares. As used in this Section 6(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Forward Shares.

(d)   Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives, the Forward Purchaser and the Forward Seller shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (including, without limitation, the pro forma financial statements) and each substantially in the same form as the draft letter previously delivered to and approved by the Representatives, the Forward Purchaser and the Forward Seller.

(e)   Bring-down Comfort Letter. At Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received a letter from Deloitte & Touche LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)    Additional Documents. At Closing Time, and each Date of Delivery, counsel for the Underwriters, the Forward Purchaser and the Forward Seller shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Forward Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Forward Shares as herein contemplated shall be satisfactory in form and substance to the Representatives, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

(g)   Listing. At Closing Time, the Forward Shares and the shares of Common Stock to be issued by the Company and sold pursuant to this Agreement and the Forward Sale Agreement shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(h)   Lock-up Agreements. The Representatives shall have received an agreement substantially in the form heretofore agreed to with the Representatives signed by the persons listed on Schedule B hereto, dated as of the date of this Agreement.

(i)     Option To Purchase Forward Option Shares. In the event the Underwriters exercise the option provided in Section 3 hereof to purchase all or any portion of the Forward Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representatives, the Forward Purchaser and the Forward Seller shall have received:

(1)    The favorable opinions and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Forward Option Shares and otherwise to the same effect as the opinion required by Section 6(b)(1) hereof.

(2)    The favorable opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Forward Option Shares and otherwise to the same effect as the opinion required by Section 6(b)(2) hereof.

(3)    The favorable opinion of Troy E. McHenry, Executive Vice President–General Counsel and Corporate Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, reaffirming his opinion delivered at Closing Time pursuant to Section 6(b)(3) hereof.

(4)    The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller dated such Date of Delivery, relating to the Forward Option Shares and otherwise to the same effect as the opinion required by Sections 6(b)(4) and 6(b)(5) hereof.

(5)    A certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 6(c) hereof remains true and correct as of such Date of Delivery.

(6)    A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives, the Forward Purchaser and the Forward Seller pursuant to Section 6(e) hereof except that the “specified date” in the letters furnished pursuant to this subsection shall be a date not more than three business days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Sections 1, 2, 5, 7, 8, 9 and 10 shall remain in effect.

Section 7. Indemnification.

(a)   Indemnification of the Underwriters, the Forward Purchaser and the Forward Seller. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller and their respective directors, officers and agents, and each person, if any, who controls any Underwriter, the Forward Purchaser and the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information or any “issuer information” (as defined in Rule 433(h) under the 1933 Act) filed or required to be filed pursuant to Rule 433(a) under the 1933 Act, any information provided to the investors by, or with the approval of, the Company in connection with any offering of the Forward Shares, including any roadshow or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)        against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)    Indemnification of the Company, Directors and Officers, Forward Purchaser and Forward Seller. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and (ii) the Forward Purchaser and the Forward Seller and each person, if any, who controls the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by any Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use therein, it being understood and agreed upon that such information shall solely consist of the following: (i) the information in the first paragraph under the caption “Underwriting–Commissions and Discounts” in the Pre-Pricing Prospectus and Prospectus concerning the terms of the offering by the Underwriters and (ii) the first and second paragraphs of text under the caption “Underwriting–Short Positions” in the Pre-Pricing Prospectus and the first, second and third paragraphs of text under the caption “Underwriting– Price Stabilization, Short Positions and Penalty Bids” in the Prospectus, concerning stabilization, overallotments and short sales but only as far as concerns the Representatives and the Underwriters.

(c)   Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)   EDGAR. For purposes of this Section 7, all references to the Registration Statement, any Pre-Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, from the offering of the Forward Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the parties shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds from the offering of the Forward Shares (before deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement, assuming Physical Settlement (as such term is defined in the Forward Sale Agreement) of the Forward Sale Agreement), (y) in the case of the Underwriters, the total underwriting discount received by the Underwriters, and (z) in the case of the Forward Seller, the aggregate Spread (as defined in the Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller.

The relative fault of the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, the Forward Purchaser and the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters, the Forward Purchaser and the Forward Seller were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Forward Shares underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Seller shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchaser under the Forward Sale Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each agent of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Forward Purchaser and the Forward Seller or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Forward Shares to the Underwriter, the Forward Purchaser and the Forward Seller.

Section 10. Termination.

(a)  The Representatives may terminate this Agreement, by notice to the Company, the Forward Purchaser and the Forward Seller, at any time at or prior to Closing Time (and, if any Forward Option Shares are to be purchased on a Date of Delivery which occurs after Closing Time, the Representatives may terminate the obligation to purchase such Forward Shares, by notice to the Company, the Forward Purchaser and the Forward Seller, at any time on or prior to such Date of Delivery) (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Forward Shares or enforce contracts for the sale of the Forward Shares, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or in the Nasdaq Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or by the Nasdaq Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities. As used in this Section 10(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Forward Shares.

(b)  If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Sections 5, 7, 8 and 9 shall remain in effect.

Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery, as the case may be, to purchase the Forward Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)   if the number of Defaulted Shares does not exceed 10% of the total number of Forward Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)   if the number of Defaulted Shares exceeds 10% of the total number of Forward Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives, on the one hand, or the Company, on the other hand, shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

Section 12. Additional Issuance and Sale by the Company.

(a)   In the event that (i) all the Conditions are not satisfied on or prior to Closing Time (in respect of the Underwritten Borrowed Shares) or any Date of Delivery (in respect of any Borrowed Option Shares) and the Forward Seller elects, pursuant to Section 3(b) hereof, not to deliver the total number of Borrowed Shares deliverable by the Forward Seller hereunder or (ii) the Forward Seller determines that in connection with establishing its hedge position (A) it (or its affiliate) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, (B) it is impracticable to borrow and deliver such number of shares of Common Stock, or (C) it (or its affiliate) would incur a stock loan fee of more than 300 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Company shall issue and sell to the Underwriters on Closing Time or Date of Delivery, as the case may be, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone Closing Time or Date of Delivery, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a): (i) in lieu of any Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares” and (ii) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)   Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to Closing Time or Date of Delivery, as applicable, and the Forward Seller elects, pursuant to Section 3(b) hereof, not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it, (ii) the Forward Seller or an affiliate thereof is unable to borrow and deliver for sale under this Agreement on Closing Time or Date of Delivery, as applicable, a number of shares of Common Stock equal to the number of the Borrowed Shares to be sold by it or (iii) the Forward Seller or its affiliate would incur a stock fee cost of more than 300 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it.

Section 13. Certain Agreements of the Underwriters, the Forward Purchaser and the Forward Seller. Each Underwriter, the Forward Purchaser and the Forward Seller hereby represents and agrees that:

(a)   It has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, the Forward Purchaser and the Forward Seller would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 of the 1933 Act Regulations, (ii) any Issuer Free Writing Prospectus listed on Exhibit C or prepared pursuant to Section 1(a)(iii) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved in writing by the Company in advance of the use of such free writing prospectus.

(b)   It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 14. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopier, and any such notice shall be effective when received at the address specified below.

If to the Company:

Healthpeak Properties, Inc.

1920 Main Street, Suite 1200

Irvine, California 92614

Attention: Troy E. McHenry

Facsimile: (949) 407-0800

With a copy (which shall not constitute notice) to:

Joseph A. Coco, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-3050

and

David J. Goldschmidt, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-3574

and

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-2439

If to the Underwriters, delivered via telecopier with a confirmation copy mailed to the addresses set forth below:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department

Facsimile: (646) 855-3073

and a copy to

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ECM Legal

Facsimile: (212) 230-8730

If to the Forward Purchaser or the Forward Seller, delivered via telecopier with a confirmation copy mailed to the addresses set forth below:

Bank of America, N.A.

At c/o

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Facsimile: (646) 855–8654

With a copy (which shall not constitute notice) to: Sharon R. Flanagan, Esq.

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, California 94104-1715

Facsimile: (415) 772-7400

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 14.

Section 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Purchaser, the Forward Seller and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchaser, the Forward Seller and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchaser, the Forward Seller and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Forward Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 16. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Unless stated otherwise, all specified times of day refer to New York City time.

Section 17. Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, the Forward Purchaser or the Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter, the Forward Purchaser or the Forward Seller is a Covered Entity or a BHC Act Affiliate of such Underwriter, the Forward Purchaser or the Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, the Forward Purchaser or the Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For purposes of this Section 17: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Forward Shares pursuant to this Agreement, including the determination of the public offering price of the Forward Shares and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Underwriters, the Forward Purchaser, the Forward Seller, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter, the Forward Purchaser and the Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) none of the Underwriters, the Forward Purchaser or the Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the Company on other matters) and none of the Underwriters, the Forward Purchaser or the Forward Seller has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters, the Forward Purchaser and the Forward Seller and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) none of Underwriters, the Forward Purchaser or the Forward Seller has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate. The parties hereto acknowledge and agree that the Underwriters, the Forward Purchaser and the Forward Seller are not an agent of the Company for any purpose under this Agreement and the Forward Sale Agreement including, for the avoidance of doubt, for any purpose related to the representations and warranties of the Company contained in Section 1 of this Agreement.

Section 19. Other Provisions. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Forward Purchaser and the Forward Seller and the Company in accordance with its terms.

Very truly yours,

HEALTHPEAK PROPERTIES, INC.

By:	/s/ Peter A. Scott
Name: Peter A. Scott
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director Investment Banking

MORGAN STANLEY & Co. LLC

By:	/s/ Jon Sierant
Name:	Jon Sierant
Title:	Executive Director

For itself and as Representatives of the other Underwriters named in Schedule A hereto.

2

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

Acting in its capacity as Forward Seller

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director Investment Banking

3

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANK OF AMERICA, N.A.

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Forward Shares To Be Purchased
BofA Securities, Inc.	5,250,000
Morgan Stanley & Co. LLC	4,500,000
Barclays Capital Inc.	3,000,000
Goldman Sachs & Co. LLC	2,250,000
Total	15,000,000

Forward Seller	Number of Underwritten Borrowed Shares To Be Sold	Maximum Number of Borrowed Option Shares To Be Sold
BofA Securities, Inc.	15,000,000	2,250,000
Total	15,000,000	2,250,000

Schedule A-1

SCHEDULE B

Names of Officers and Directors to Sign Lock-ups

Directors

1.	Brian G. Cartwright

2.	Christine N. Garvey

3.	R. Kent Griffin, Jr.

4.	David B. Henry

5.	Lydia H. Kennard

6.	Katherine M. Sandstrom

Officers

7.	Scott M. Brinker – Executive Vice President and Chief Investment Officer

8.	Troy E. McHenry – Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

9.	Thomas M. Herzog – President and Chief Executive Officer

10.	Shawn G. Johnston – Senior Vice President and Chief Accounting Officer

11.	Thomas M. Klaritch – Executive Vice President, Chief Development and Operating Officer

12.	Peter A. Scott – Executive Vice President and Chief Financial Officer

Schedule B-1

EXHIBIT A

Opinion of Skadden, Arps, Slate. Meagher & Flom LLP

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.      Based solely on our review of the Good Standing and Foreign Qualification Certificates, the Company has the status in the jurisdictions listed in Schedule I hereto as set forth opposite the jurisdictions identified on such Schedule, as of the respective dates identified on such Schedule.

2.      Each of the Transaction Documents has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

3.      The Forward Sale Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4.      Neither the execution and delivery by the Company of the Transaction Documents nor the consummation by the Company of the issuance and sale of the Shares by the Company contemplated thereby, (i) constitutes a violation of, or a default under, any Scheduled Contract, (ii) contravenes any Scheduled Order, (iii) violates any law, rule or regulation of the State of California, the State of New York or the United States of America, or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of California, the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

5.      The statements in the General Disclosure Package and the Prospectus under the caption “Underwriting”, insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

6.      The statements in the General Disclosure Package and the Prospectus under the caption “Underwriting—Forward Sale Agreement”, insofar as such statements purport to summarize certain provisions of the Forward Sale Agreement, fairly summarize such provisions in all material respects.

7.      The Company is not and, solely after giving effect to the offering and sale of the Shares by the Company and the application of the proceeds thereof as described in the Prospectus, the Company will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Negative Assurance of Skadden, Arps, Slate. Meagher & Flom LLP

Such counsel shall state that, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

In addition, based on the foregoing, we confirm to you that each of the Preliminary Prospectus Supplement and the Prospectus Supplement have been filed with the Commission within the time period require by Rule 424(b) (without recourse to Rule 424(b)(8)) of the Rules and Regulations.

Exhibit A

Tax Opinion of Skadden, Arps, Slate. Meagher & Flom LLP

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with Healthpeak’s taxable year that ended on December 31, 1985, Healthpeak has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

2. Although the discussion set forth in the Registration Statement under the heading “United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Shares, such discussion, though general in nature, constitutes a fair and accurate summary under current law of United States federal income tax consequences of the ownership and disposition of the Shares, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of such Shares by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Registration Statement under the heading “United States Federal Income Tax Considerations” as applied to any particular holder.

Exhibit A

EXHIBIT B

Time of Sale
Information

The maximum number of Forward Shares: 15,000,000 shares of Common Stock

The number of Underwritten Forward Shares: 15,000,000 Shares of Common Stock

The initial public offering price per share for the Forward Shares shall be $35.00

The number of Option Shares: 2,250,000 shares of Common Stock

Closing	Time:	November 7, 2019

Exhibit B-1

EXHIBIT C

Issuer Free Writing Prospectuses:       None.